UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 16, 2010, Portland General Electric Company (PGE or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case and proposed tariffs. The filing, which is based on a 2011 test year, includes a request for approximately $125 million in additional annual revenues, representing an approximate 7.4% overall increase in customer prices. The increase includes the combined effect of increases related to cost recovery of Phase 3 of the Biglow Canyon wind generating project and other investments required to provide reliable service to customers, as well as higher operations and maintenance costs. These increases were partially offset by a 2% decrease related to projected power costs. The filing also includes a 10.50% rate of return on equity, a capital structure of 50% debt and 50% equity, and an 8.289% cost of capital. The proposed average rate base is approximately $3.2 billion.

In addition, the filing includes the following proposals:

•

Modification of the Company’s Power Cost Adjustment Mechanism for closer alignment with similar mechanisms of comparable electric utilities, with a symmetrical deadband of $10 million above or below the established net variable power cost baseline;

•	Continuation of decoupling and certain other adjustment mechanisms;

•	Plan to recover costs of future major storm damage;

•	Recovery of carrying costs/benefits related to power supply collateral requirements; and

•	Recovery of costs associated with the Company’s defined benefit pension plan.

PGE’s current Integrated Resource Plan, filed with the OPUC in November 2009, recommends the continued operation of the Company’s Boardman coal plant through 2040 with the addition of certain emissions controls required by the Oregon Environmental Quality Commission. An alternative operating plan is currently being considered, however, under which Boardman would either discontinue the use of pulverized coal as a fuel source or cease operation in 2020. Based upon uncertainties related to the expected life and alternative operating plans for Boardman, the Company has included a separate tariff to implement necessary rate changes resulting from decisions regarding the future operation of the plant.

Regulatory review of the general rate case will continue throughout 2010, with a final order expected to be issued by the OPUC by mid-December 2010. New rates are expected to become effective January 1, 2011.

Additional information regarding the general rate case filing, including copies of direct testimony and exhibits, is available on the Company’s Internet website at:

http://portlandgeneral.com/our_company/corporate_info/regulatory_documents/filings/docketed_filings/default.aspx.

Information Regarding Forward-Looking Statements

This current report includes forward-looking statements. Portland General Electric Company based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and actual results may differ materially from those projected in the forward-looking statements, which include statements regarding the effect of the rate case request on customer prices and statements regarding the expected timing of a final order from the OPUC. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operation and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date: February 16, 2010	By:	/s/ Maria M. Pope
Maria M. Pope Senior Vice President, Chief Financial Officer and Treasurer